EXHIBIT 23
                          INDEPENDENT AUDITORS' CONSENT
KPMG  LLP  (Logo)
Certified  Public  Accountants
CityPlace  II
Hartford,  CT  06103-4103
                          Independent Auditors' Consent
                          -----------------------------
The  Board  of  Directors
MacDermid,  Incorporated:
We consent to incorporation by reference in the Registration Statements Number 033-61401, 333-64007 and 333-89185 on Form S-8 and 333-68535 on Form S-3 of
MacDermid, Incorporated of our report dated May 12, 2000, relating to the consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended March 31, 2000, which report is incorporated by reference in the March 31, 2000 annual report on Form 10-K of MacDermid, Incorporated.
/s/  KPMG  LLP
June  26,  2000